Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT

TO

STALKING HORSE AGREEMENT

This Fifth Amendment to Stalking Horse Agreement (this “Amendment”), is made and entered into as of October 7, 2020 by and among GNC Holdings, Inc., a Delaware corporation (the “Seller”), on behalf of itself and the other Selling Entities, and Harbin Pharmaceutical Group Holding Co., Ltd., a corporation incorporated in the People’s Republic of China (the “Buyer”, together with the Seller and the other Selling Entities, the “Parties” and each, a “Party”), and amends the Stalking Horse Agreement, dated as of August 7, 2020, by and among the Selling Entities and the Buyer, as amended by that certain First Amendment dated as of August 15, 2020, that certain Second Amendment dated as of August 19, 2020, that certain Third Amendment dated as of September 8, 2020 and that certain Fourth Amendment dated as of September 17, 2020 (collectively, the “Agreement”). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Parties, in accordance with Section 10.1 of the Agreement, wish to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended by adding the following new definition:

“Post-Effective Date Escrow Amount” means the portion of the Effective Date True-Up Amount the Selling Entities and the Buyer determine is necessary for any remaining unpaid expenses and contingent liabilities of the Selling Entities.

2.

Amendment to Section 2.1(d). Section 2.1(d) of the Agreement is hereby amended by adding the double-underlined bolded text (indicated textually in the same manner as the following example: double-underlined bolded text), as follows:

(d) all (x) royalties, advances, prepaid assets, security and other deposits, prepayments and other current assets relating to the Business, the Assumed Agreements and the Assumed Real Property Leases, in each case of the Selling Entities as of the Closing and (y) royalty payments required to be made with respect to the right to use the GNC Names and Marks by counterparties to Contracts of the Selling Entities that are rejected in the Bankruptcy Case, to the extent that such rights were retained by any such counterparties (it being understood and agreed, for the avoidance of doubt, the Buyer shall not be liable for any Liabilities related to the Debtors’ rejection of such contracts);

3.

Amendment to Section 2.5(b). Section 2.5(b) of the Agreement is hereby amended by (x) adding the double-underlined bolded text (indicated textually in the same manner as the following example: double-underlined bolded text) and (y) deleting the bolded text with strikethrough (indicated textually in the same manner as the following example: ~~bolded text with strikethrough~~), as follows:

(b) From and after the date of this Agreement until one (1) Business Day prior to the Bid Deadline (as defined in the Bidding Procedures Order), the Buyer may, in its sole discretion, designate any Contract of any Selling Entity as an Assumed Agreement or

Assumed Real Property Lease, as applicable, or remove any such Contract from Section 2.1(e) or Section 2.1(f) of the Seller Disclosure Schedule, respectively, such that it is not an Assumed Agreement or Assumed Real Property Lease, in each case by providing written notice of such designation or removal to the Seller, in which case Section 2.1(e) or Section 2.1(f) of the Seller Disclosure Schedule, as applicable, shall automatically be deemed to be amended to include or remove, as applicable, such Contract as an Assumed Agreement or an Assumed Real Property Lease, in each case, without any adjustment to the Purchase Price. Notwithstanding any of the foregoing to the contrary, in consideration for the Buyer’s agreement to add Contracts as Assumed Agreements and Assumed Real Property Leases as set forth in Selling Entities’ twenty-ninth through thirty-third omnibus motions for entry of an order authorizing the Selling Entities to assume and assign certain unexpired leases, the Parties agree that the Contracts set forth on Appendix A attached hereto shall not be Assumed Agreements or Assumed Real Property Leases, as applicable, and shall be deemed removed from Section 2.1(e) and Section 2.1(f) of the Seller Disclosure Schedule, as applicable, and the Liabilities (to the extent such Liabilities constitute General Unsecured Claims (as defined in the Plan)) arising under or related to the such Contracts shall be Excluded Liabilities; provided, that any Allowed Administrative Claim, Allowed Priority Tax Claim or other Allowed Priority Claim (each as defined in the Plan) arising under or relating to such Contracts shall be Assumed Liabilities.

4.

Amendment to Section 3.4(c). Section 3.4(c) of the Agreement is hereby amended by (x) adding the double-underlined bolded text (indicated textually in the same manner as the following example: double-underlined bolded text) and (y) deleting the bolded text with strikethrough (indicated textually in the same manner as the following example: ~~bolded text with strikethrough~~), as follows:

(c) ~~Concurrently with final distributions under the Plan, t~~The Buyer hereby directs the Seller to pay, and the Seller shall, on behalf of Buyer, pay or cause to be paid, to GLAS Trust Company LLC, as administrative agent under the Second Lien Credit Agreement (or any successor administrative agent), an aggregate amount in cash equal to the Effective Date True-Up Amount as a prepayment of the amount of outstanding Second Lien Loans in accordance with the Second Lien Documents, which Effective Date True-Up Amount shall be paid as follows: (i) concurrently with final distributions under the Plan, an amount equal to (x) the Effective Date True-Up Amount minus (y) the Post-Effective Date Escrow Amount, (ii) from time to time, in the discretion of the Selling Entities, to the extent the Selling Entities determine that the remaining Post-Effective Date Escrow Amount at such time exceeds the amount necessary for any remaining unpaid expenses and contingent liabilities of the Selling Entities, the amount of such excess, and (iii) concurrently with the winding-up of the Selling Entities, the Post-Effective Date Escrow Amount to the extent not used or reserved for expenses of the Selling Entities.

5.

Amendment to Section 3.4(d). Section 3.4(d) of the Agreement is hereby amended by (x) adding the double-underlined bolded text (indicated textually in the same manner as the following example: double-underlined bolded text) and (y) deleting the bolded text with strikethrough (indicated textually in the same manner as the following example: ~~bolded text with strikethrough~~), as follows:

(d) Not less than three (3) Business Days prior to the Effective Date, the Seller shall deliver to the Buyer a written notice of (i) the actual cash distributions made and to be made by

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the Selling Entities to the holders of Allowed Tranche B-2 Term Loan Claims and the holders of TLB Allowed DIP Term Roll-Up Loan Claims (each as defined in the Plan) in respect of such Allowed Tranche B-2 Term Loan Claims and the holders of TLB Allowed DIP Term Roll-Up Loan Claims (the “Actual TLB Distribution Amount”), (ii) the aggregate amount of interest paid or accrued from the Closing Date through the Effective Date pursuant to the Debtor-in-Possession Term Loan Credit Agreement, dated as of June 26, 2020, among GNC Corporation, General Nutrition Centers, Inc., GLAS Trust Company, LLC, as administrative agent and collateral agent, and the lenders party thereto from time to time (the “DIP Term Loan Interest Amount”) and the cash amount to be distributed or paid in settlement to the holders of General Unsecured Claims, Convertible Unsecured Notes Claims, or Tranche B-2 Term Loan Deficiency Claims (each, as defined in the Plan) in excess of $5,000,000 (such amount in excess of $5,000,000 and the DIP Term Loan Interest Amount, taken together with the Actual TLB Distribution Amount, the “Adjusted TLB Distribution Amount”). Concurrently with the final distributions under the Plan, the Buyer shall cause GNC Newco to issue to the Seller or, at the Seller’s written direction, to the holders of Allowed Tranche B-2 Term Loan Claims, new Second Lien Loans in an aggregate principal amount equal to the lesser of (i) $~~12,000,000~~20,000,000 and (ii) (x) $410 million minus (y) the aggregate principal amount of Second Lien Loans issued pursuant to Section 3.1(c)(ii) minus (z) the Adjusted TLB Distribution Amount. If the resulting amount in the immediately preceding clause (ii) is a negative number, then concurrently with and as part of the final distribution under the Plan, Seller shall cause Second Lien Loans in the aggregate principal amount equal to the absolute amount of such negative number to be distributed to GNC Newco and not the holders of Allowed Tranche B-2 Term Loan Claims and GNC Newco agrees to cancel such Second Lien Loans upon receipt thereof.

6.

Amendment to Section 7.8. Section 7.8 of the Agreement is hereby amended by adding the double-underlined bolded text (indicated textually in the same manner as the following example: double-underlined bolded text), as follows:

In the event of a Financing Failure Event, the Buyer shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources on terms approved by the Seller in writing, such approval not to be unreasonably withheld (and the Buyer agrees that withholding its approval for any alternative financing shall be deemed to be reasonable in the event any material term of such alternative financing is less favorable to the Buyer (or any other loan party) in any material respect) (any such alternative financing on terms reasonably acceptable to the Seller, an “Alternative Financing”), in an aggregate amount sufficient to consummate the transactions contemplated hereby promptly following the occurrence of such event. The Buyer shall deliver to the Seller true and complete copies of all agreements pursuant to which any such alternative source shall have committed to provide the Buyer with any portion of such alternate financing. For the avoidance of doubt, the funding by Buyer or any of its Affiliates of the amount contemplated by the Aland Debt Commitment Letter shall not be a Financing Failure Event.

7.

Amendment to Section 7.10(a). Section 7.10(a) of the Agreement is hereby amended by adding the double-underlined bolded text (indicated textually in the same manner as the following example: double-underlined bolded text), as follows:

(a) Section 7.10(a) of the Seller Disclosure Schedule sets forth a list containing the names of Employees to whom the Buyer expects that neither the Buyer nor a Buyer Designee will make an offer of employment. At least ten (10) Business Days prior to the Closing, the

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Buyer will provide the Seller with an updated Section 7.10(a) of the Seller Disclosure Schedule setting forth a list of the names of all Employees to whom the Buyer or a Buyer Designee will not make an offer of employment (the “Specified Employees”). Prior to the Closing, the Buyer shall, or shall cause a Buyer Designee to, make an offer of employment, to commence as of the Closing, to each of the Employees who are not Specified Employees (each such Employee, an “Offered Employee”). Each Offered Employee who receives and accepts such an offer of employment with Buyer or a Buyer Designee is referred to herein as a “Transferred Employee”, and the Buyer shall, or shall cause the applicable Buyer Designee to, employ each Transferred Employee in accordance with such accepted offer as of the Closing. The Buyer hereby agrees that the offers to the Offered Employees shall include, and for the period immediately following the Closing through and including the twelve (12) month anniversary of the Closing, the Buyer shall, or shall cause the applicable Buyer Designee to, provide (i) a level of base salary and wages to each Transferred Employee that is no less favorable to the base salary and wages provided to such Offered Employee as of the date hereof, and (ii) benefit plans for the benefit or welfare of each Transferred Employee (each, a “Buyer Benefit Plan”), that are comparable in the aggregate to the benefits (except with respect to equity-based compensation) provided to such Offered Employee as of the date hereof. Notwithstanding the foregoing, for Transferred Employees in Canada, to the extent required by applicable Law, such offers will be on substantially similar basis as such Employees received from the Selling Entities as of the date hereof. Buyer agrees not to amend the GNC Executive Severance Pay Policy prior to the twelve (12) month anniversary of the Closing in any manner that would adversely impact a Transferred Employee’s amount of severance or the events qualifying a Transferred Employee for severance.

8.

Specified Liabilities. The Parties acknowledge and agree that, notwithstanding anything in the Agreement to the contrary, the Liabilities set forth on Appendix B hereto (the “Specified Liabilities”) shall constitute Assumed Liabilities for purposes of the Agreement. Accordingly, and in accordance with Section 2.3 of the Agreement, the Buyer shall assume, pay, perform and discharge the Specified Liabilities when due. Buyer expressly acknowledges that the obligees of the Specified Liabilities shall be third-party beneficiaries of this Section 8, and shall have the right to enforce the terms hereof as if such obligees were parties hereto. The Specified Liability set forth on Item 1 on Appendix B hereto shall be paid by the Buyer at the Closing or as soon thereafter as possible (but in any event, no later than the date on which Seller pays its portion of Transfer Taxes).

9.

Other Third-Party Beneficiary Rights. The Buyer expressly acknowledges that the claimants set forth on Appendix C hereto shall be third-party beneficiaries of Section 2.3 of the Agreement, and shall have the right to enforce the terms thereof as if such claimants were parties thereto.

10.

2019 Tax Refund. Notwithstanding anything in the Agreement to the contrary, the Parties agree that any U.S. federal income Tax refund for the overpayment of estimated U.S. federal income Taxes for the 2019 taxable year (the “2019 Tax Refund”) in an amount up to $6.5 million in the aggregate shall be put into a segregated account held by a Selling Entity for purposes of paying and discharging the Specified Liability set forth in Item 2 of Appendix B on behalf of the Buyer. Only to the extent that (a) the Specified Liability set forth in Item 2 of Appendix B is satisfied in full and (b) after satisfying such Specified Liability, there is any excess amount of the 2019 Tax Refund in the segregated account, such excess amount of the 2019 Tax Refund shall be used to pay and discharge the Specified Liability set forth in Item 3 of Appendix B. Any funds remaining thereafter shall be promptly transferred to Buyer and shall be deemed to be Purchased Cash.

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11.

Additional TLB Escrow. Notwithstanding anything in the Agreement to the contrary, the Parties agree that $1 million of the Estimated TLB Cash Distribution Amount shall be held in a segregated account, thereby reducing the Estimated TLB Cash Distribution Amount by $1 million, by a Selling Entity for purposes of paying the expenses of the Plan Administrator (as defined in the Plan) associated with the Plan Administrator’s efforts to recover amounts from the Buyer that are Assumed Liabilities.

12.

Allowed Tranche B-2 Term Loan Secured Claims. To the extent reasonably required to confirm the Plan, the Selling Entities may hold back and escrow amounts that would otherwise be distributable to the holders of Allowed Tranche B-2 Term Loan Secured Claims (as defined in the Plan), which amounts shall not constitute part of the Adjusted TLB Distribution Amount.

13.

Effect of Amendment. Expect as expressly amended by the foregoing, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect. Whenever the Agreement is referred to in the Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement, and references to “the date hereof” and “the date of this Agreement” or words of like import shall continue to refer to August 7, 2020.

14.

Counterparts. This Amendment may be executed by facsimile or other electronic signature (including portable document format) and in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and which shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by facsimile, electronic mail or otherwise) to the other Parties.

15.

Governing Law; Jurisdiction. The terms set forth in each of Section 10.1 (Amendment and Modification), Section 10.3 (Notices), Section 10.4 (Assignment), Section 10.5 (Severability), Section 10.6 (Governing Law), Section 10.9 (Submission to Jurisdiction; WAIVER OF JURY TRIAL), Section 10.12 (Entire Agreement), Section 10.13 (Remedies) and Section 10.17 (Mutual Drafting) of the Agreement are incorporated herein by reference mutatis mutandis as if set forth herein.

[Signature pages follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Fifth Amendment to the Stalking Horse Agreement to be executed as of the date first written above.

GNC HOLDINGS, INC., on behalf of itself and the other Selling Entities

By:
Name:	Tricia K. Tolivar
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO STALKING HORSE AGREEMENT]

HARBIN PHARMACEUTICAL GROUP HOLDING CO., LTD.

By:
Name:	Yong Kai Wong
Title:	General Manager

[SIGNATURE PAGE TO FIFTH AMENDMENT TO STALKING HORSE AGREEMENT]

Appendix A

Additional Excluded Contracts

[Attached]

GNC

Executory Contracts - Removal from Assumption List

	Counterparty	Contract Type /Name	Decision	Address

1)	BRIAN P. TETI	FRANCHISE AGREEMENT FOR STORE - 3315	Reject	146 PEOPLES WAY HOCKESSIN DE 19707 USA

2)	CHURCH & DWIGHT CO., INC.	THIRD PARTY PRODUCT CONTRACT	Reject	500 CHARLES EWING BOULEVARD EWING NJ 08628 USA

3)	CIGNA	BILLING AND COLLECTIONS AGREEMENT	Reject	900 COTTAGE GROVE ROAD BLOOMFIELD CT 06002

4)	DYNAMIC NETWORK SERVICES, INC.	MASTER SERVICE LEVEL AGREEMENT	Reject	1230 ELM STREET, 5TH FLOOR MANCHESTER, NH 03101

5)	JEFFREY S. LANE AND KAREN LANE	FRANCHISE AGREEMENT FOR STORE - 5083	Reject	405 LEAH DRIVE FT. WASHINGTON PA 19034 USA

6)	MOHAMMAD ABDRABBOH AND NANCY MARINI	FRANCHISE AGREEMENT FOR STORE - 777	Reject	20701 DONALDSON STREET DEARBORN MI 48124-3981 USA

7)	MUHAMMAD SHAKEEL	FRANCHISE AGREEMENT FOR STORE - 2210	Reject	16345 BROOKSTONE CIRCLE LA MIRADA CA 90638 USA

8)	TLC MARKETING	LOYALTY OPERATIONS (2020 GNC REWARDS)	Reject	60 HUDSON STREET SUITE 1809 NEW YORK NY 10013 USA

9)	TLC MARKETING	LOYALTY OPERATIONS	Reject	60 HUDSON STREET SUITE 1809 NEW YORK NY 10013 USA

10)	TLC MARKETING	LOYALTY OPERATIONS	Reject	60 HUDSON STREET SUITE 1809 NEW YORK NY 10013 USA

GNC

Real Property Leases - Removal from Assumption List

	Store KK #	Premises	Name of Lease Document	Document Date	Counterparty	Decision	Address

1)	000165	161-11 JAMAICA AVENUE QUEENS, NY	Lease	10/13/2010	16111 JAMAICA AVENUE, LLC	Reject	DAVID MALANGA 107 E 88TH ST NEW YORK, NY 10128

2)	000777	FAIRLANE GREEN 3124 FAIRLANE DR ALLEN PARK, MI	Lease Sublease-Sublease Amendment Amendments	4/17/2007 5/29/2012 5/19/2020	ACADIA REALTY LIMITED PARTNERSHIP	Reject	JESSICA ZASKI CLAY PARK DEVELOPMENT, LLC. C/O ACADIA REALTY TRUST 411 THEODORE FREMD AVENUE SUITE 300 RYE, NY 10580

3)	009951	VILLAGES OF MARTINSVILLE 240 COMMONWEALTH BLVD MARTINSVILLE, VA	Lease Amendments Sublease-Sublease Amendment Amendments Amendments Amendments Lease	8/10/2007 8/10/2007 8/10/2007 7/23/2010 2/27/2012 9/9/2013 9/4/2014	MARTINSVILLE MALL, LLC	Reject	DRE HANKINS WHLR FRANKLIN VILLAGE LLC PO BOX 75849 BALTIMORE, MD 212755849

4)	008278	NORTHLINE COMMONS 4400 NORTH FREEWAY HOUSTON, TX	Lease Amendments Sublease-Sublease Amendment Amendments	1/8/2010 1/8/2010 3/31/2010 5/1/2014	NORTHLINE COMMONS LLC	Reject	400 CLEMATIS STREET SUITE 201 WEST PALM BEACH, FL 33401

5)	003315	FOX RUN S.C. 18 FOX HUNT DR BEAR, DE	Lease Lease Lease Amendments Sublease-Sublease Amendment Amendments Sublease-Sublease Amendment	11/1/2000 2/7/2003 11/28/2007 11/28/2007 11/28/2007 11/16/2015 2/8/2016	PETTINARO CORPORATION	Reject	GREGORY PETTINARO C/O CORNERSTONE MGMT SYS INC 271 MADISON AVE SUITE #800 NEW YORK, NY 10016

6)	002210	WOODBURY TOWN CENTER 6230 IRVINE BLVD IRVINE, CA	Lease Sublease-Sublease Amendment Amendments Sublease-Sublease Amendment Amendments Sublease-Sublease Amendment	2/23/2007 10/13/2008 4/12/2012 8/14/2014 3/10/2017 3/15/2017	THE IRVINE COMPANY	Reject	BUTCH KNERR IRON POINT TITAN ASSET MANAGEMENT CO. IRON POINT TITAN ASSET MANAGEMENT CO. 6230 IRVINE BLVD IRVINE, CA 92620

Appendix B

Specified Liabilities

1.	Fifty percent (50%) of all Transfer Taxes.

2.

Fifty percent (50%) of all U.S. federal and state and local income Taxes arising out of, or triggered by, the Transactions; provided, that Buyer’s liability for such Taxes shall not exceed $2.5 million in the aggregate.

3.

All Priority Tax Claims (as defined in the Plan) to the extent such Liabilities constitute Operating Liabilities, but excluding any portion of such outstanding Liabilities that Seller or its Subsidiaries, as applicable, failed to pay as and when due in the ordinary course of business consistent with past practice prior to the Closing.

4.	$350,000.00 for 2019 Tax Liabilities.

Appendix C

Claimants with Third-Party Beneficiary Rights

GNC Holdings

Asserted Administrative Claims

Per Claims Register as of 10/01/20

Claim Number	Claimant	Asserted Administrative Amount
2945	salesforce.com inc.	1,926,886.37
3099	Salesforce.com, Inc.	1,365,507.25
3053	St. Paul Fire and Marine Insurance Company	89,820.00
1904	Marquee-Brawley LLC	61,916.16
2524	Linear Retail Waltham #1, LLC	57,070.59
2227	Rancho Cordova Property Holdco LLC	53,421.35
1826	BlackLine Systems, Inc.	35,180.76
2653	Granite Telecommunications LLC	34,498.60
3467	CF III SH Valley Fair, LLC	32,415.77
1794	305 SIXTH AVENUE REALTY INC	31,682.67
3625	125 Park Owner LLC	30,541.41
730	Brixton Sherwood LLC	30,011.76
2366	Granite Telecommunications LLC	27,348.22
2136	EklecCo NewCo LLC	25,810.44